[LETTERHEAD OF CLIFFORD CHANCE ROGERS & WELLS LLP]


July 19, 2001


Orbitex Group of Funds
410 Park Avenue, 18th Floor
New York, New York  10022

Ladies and Gentlemen:

     We have acted as counsel for Orbitex Group of FUnds (the "Trust") in connection with the proposed acquisition by the Orbitex Emerging Technology Fund, Orbitex Medical Sciences Fund and Orbitex Info-Tech & Communications Fund (each, an "Acquiring Fund"), each a series of the Trust, of substantially all of the assets and the assumption of substantially all of the liabilities of the Monument Digital Technology Fund, Monument Medical Sciences Fund and Monument Telecommunications Fund (each, an "Acquired Fund"), respectively, each a series of Monument Series Fund ("Monument"), in exchange solely for an equal aggregate value of newly issued shares of beneficial interest of an Acquiring Fund to be distributed thereafter to shareholders of the corresponding Acquired Fund (collectively, the "Reorganizations"). This opinion is furnished in connection with the Fund's Registration Statement on Form N-14 under the Securities Act of 1933, as amended (File No. 333-62658) (the "Registration Statement"), relating to shares of beneficial interest of the Trust, no par value (the "Shares"), to be issued in the Reorganizations.

     As counsel for the Trust, we are familiar with the proceedings taken by it and to be taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Declaration of Trust of the Trust, as amended, the By-Laws of the Trust and such other documents as we have deemed relevant to the matters referred to in this opinion.

     Based upon the foregoing, we are of the opinion that subsequent to the approval by the shareholders of each Acquired Fund of the Agreement and Plan of Reorganization between the Trust, on behalf of each Acquiring Fund, and Monument, on behalf of each Acquired Fund, set forth in the proxy statement and prospectus constituting a part of the Registration Statement (the "Proxy Statement and Prospectus"), the Shares, upon issuance in the manner referred to in the Registration Statement, will be legally issued, fully paid and non-assessable shares of beneficial interest of the Trust.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Proxy Statement and Prospectus constituting a part thereof.


                                          Very truly yours,


                                          /s/ Clifford Chance Rogers & Wells LLP